The Alkaline Water Company Announces Change in Officers

Frank Lazaran Steps Down as CEO and President Due to Medical Concerns, Remains on Board of Directors

Director of Sales and Operations, Frank Chessman, Appointed CEO and President

SCOTTSDALE, Ariz., Feb. 24, 2023 - The Alkaline Water Company Inc. (NASDAQ and CSE: WTER), the largest independent alkaline water company in the country and the Clean BeverageTM company, announced that, due to unforeseen medical concerns, Frank Lazaran has stepped down from his positions as CEO and President of the company effective February 20, 2023. Frank Chessman, formerly the Company's Director of Sales and Operations, has been appointed as the new CEO and President. Frank Lazaran will continue to serve on the Board of Directors.

"We wish Frank Lazaran a speedy recovery and we want to thank him for his dedication and contributions to putting Alkaline88 on its Pathway to Profitability," said Aaron Keay, the Company's Chairman. "Frank has orchestrated an incredible pivot in the Company's direction and initiated many significant changes that will continue to have a positive impact on the bottom line. We look forward to his continued influence on the Board of Directors while he focuses on addressing his medical issues. There is always a spot for Frank with Alkaline88."

New President and CEO, Frank Chessman, has been with the Company since its inception as the architect of its consistent sales growth to approximately $100 million in retail sales in 2022. Mr. Chessman has over five decades of experience in sales, marketing, and operations. Prior to joining the Company, he served as Vice President of Sales and Advertising for Ralphs Grocery Company and spent 14 years at Simon Marketing as the Executive Vice President. His extensive experience also includes a decade in beverage manufacturing.

Since the Company's pivot last year to its Pathway to Profitability, Mr. Chessman has worked side-by-side with Mr. Lazaran and has been an integral part of its design and implementation, overseeing all aspects of sales and operations.

"The appointment of Frank Chessman as our new CEO and President allows us to maintain important leadership continuity for the Company," said Mr. Keay. "Frank has been with the Company's since its inception and, in addition to working very closely with Mr. Lazaran and CFO, David Guarino, he has been involved in hiring and working with employees across all facets of the business. Mr. Chessman's extensive experience in sales, marketing, and operations, coupled with his longstanding commitment and passion for Alkaline88, make him an excellent choice to guide the Company through this transition as we continue to drive the brand forward."

About The Alkaline Water Company:

The Alkaline Water Company is the Clean Beverage® company making a difference in the water you drink and the world we share.

Founded in 2012, The Alkaline Water Company (NASDAQ and CSE: WTER) is headquartered in Scottsdale, Arizona. Its flagship product, Alkaline88®, is a leading premier alkaline water brand available in bulk and single-serve sizes along with eco-friendly aluminum packaging options. With its innovative, state-of-the-art proprietary electrolysis process, Alkaline88® delivers perfect 8.8 pH alkaline drinking water with trace minerals and electrolytes and boasts our trademarked "Clean Beverage" label. In 2021, The Alkaline Water Company was pleased to welcome Shaquille O'Neal to its board of advisors and to serve as the celebrity brand ambassador for Alkaline88®.

To purchase The Alkaline Water Company's products online, visit us at www.alkaline88.com.

To learn more about The Alkaline Water Company, please visit www.thealkalinewaterco.com or connect with us on Facebook, Twitter, Instagram, or LinkedIn.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements." Statements in this news release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the following: the statements relating to the Company's pathway to profitability; that many significant changes initiated by Frank Lazaran will continue to have a positive impact on the bottom line; that the Company looks forward to Frank Lazaran's continued influence on the Board of Directors while he focuses on addressing his medical issues and there is always a spot for Frank Lazaran with Alkaline88; and that Frank Chessman is an excellent choice to guide the Company through this transition as the Company continues to drive the brand forward.

The material assumptions supporting these forward-looking statements include, among others, that the Company's cost-saving and margin enhancement measures will be fully implemented and, once implemented, they will be effective to reduce the Company's annual expense and enhance the Company's margin to the extent anticipated by the Company; that the Company's burn rate to reach the level anticipated by the Company as a result of the Company's proactive reduction in its monthly burn rate; that the demand for the Company's products will continue to significantly grow; that the past production capacity of the Company's co-packing facilities can be maintained or increased; that there will be increased production capacity through implementation of new production facilities, new co-packers and new technology; that there will be an increase in number of products available for sale to retailers and consumers; that there will be an expansion in geographical areas by national retailers carrying the Company's products; that there will be an expansion into new national and regional grocery retailers; that there will be an expansion into new e-commerce, home delivery, convenience, and healthy food channels; that there will not be interruptions on production of the Company's products; that there will not be a recall of products due to unintended contamination or other adverse events relating to the Company's products; and that the Company will be able to obtain additional capital to meet the Company's growing demand and satisfy the capital expenditure requirements needed to increase production and support sales activity. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, governmental regulations being implemented regarding the production and sale of alkaline water or any other products, including products containing hemp/CBD; the fact that consumers may not embrace and purchase any of the Company's CBD-infused products; the fact that the Company may not be permitted by the FDA or other regulatory authority to market or sell any of its CBD-infused products; additional competitors selling alkaline water and enhanced water products in bulk containers reducing the Company's sales; the fact that the Company does not own or operate any of its production facilities and that co-packers may not renew current agreements and/or not satisfy increased production quotas; the fact that the Company has a limited number of suppliers of its unique bulk bottles; the potential for supply-chain interruption due to factors beyond the Company's control; the fact that there may be a recall of products due to unintended contamination; the inherent uncertainties associated with operating as an early stage company; changes in customer demand and the fact that consumers may not embrace enhanced water products as expected or at all; the extent to which the Company is successful in gaining new long-term relationships with new retailers and retaining existing relationships with retailers; the Company's ability to raise the additional funding that it will need to continue to pursue its business, planned capital expansion and sales activity; and competition in the industry in which the Company operates and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States and Canada. Although the Company believes that any beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Readers should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents the Company files with the SEC, available at www.sec.gov, and on the SEDAR, available at www.sedar.com.

The Alkaline Water Company Inc.

Jeff Wright
Director of Investor Relations
866-242-0240
investors@thealkalinewaterco.com